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                                                                      Nicor Inc.
                                                                     Form 10-K/A
                                                                   Exhibit 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-1732, 333-107377, 333-107375, 33-31029 and 333-28699 of Nicor Inc. on Forms
S-8 of our report (which expresses an unqualified opinion and includes an explanatory paragraph related to a change in method of accounting for energy trading activities and gas inventories described in Note 2 and a change in method of classifying future removal costs of utility property, plant and equipment, described in Note 3 and an explanatory paragraph related to the reclassification of accrued removal costs, also described in Note 3), dated February 19, 2004 (March 1, 2004 as to the fourth paragraph of Note 3 and the fifth and sixth sentences of the eighth paragraph of Note 19), appearing in this Annual Report on Form 10-K/A of Nicor Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Chicago, Illinois
March 1, 2004